Exhibit 99.2
R.H. DONNELLEY
401(K) RESTORATION PLAN
Effective January 1, 2005

R.H. DONNELLEY
401(K) RESTORATION PLAN
1.	Purposes.
     This amendment and restatement changes the name of the Profit Participation Benefit Equalization Plan (the “Plan”) to the 401(k) Restoration Plan and also amends and restates the Plan to comply with the requirements of Code Section 409A. This document is effective on and after January 1, 2005.
2.	Definitions.
     In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:
(a)	“Benefit Year” has the meaning set out in Section 4.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Company” shall mean R.H. Donnelley Corporation and any of its wholly owned entities.

(e)	“Committee” shall mean the R.H. Donnelley Corporation Employee Benefits Committee and any successor to that committee.

(f)	“Compensation” shall mean compensation as defined in the R.H. Donnelley 401(k) Savings Plan as of the first day of the Benefit Year.

(g)	“Compensation and Benefits Committee” shall mean the Compensation and Benefits Committee of the Board.

(h)	“Eligible Employee” shall mean any person employed by the Company: (i) who is eligible to participate in the R.H. Donnelley 401(k) Savings Plan; and (ii) effective January 1, 2008, who is also either employed by the Company on the last day of the Benefit Year or terminated employment with the Company during the Benefit Year because of death or disability. The term “Eligible Employee” shall not include any employee of Dex Media, Inc., LocalLaunch, Inc. or Business.com, Inc.

(i)	“Investment Factor” shall mean one-half of the annual return of the R.H. Donnelley 401(k) Plan Fidelity Managed Income Portfolio fund for the Benefit Year.

(j)	“Participant” shall mean any Eligible Employee of the Company and any current or former employee who is entitled to a Restoration Benefit.

(k)	“Restoration Benefit” shall mean the benefit calculated for an Eligible Employee pursuant to Section 4 of the Plan.
3.	Administration.
(a)	The Plan shall be administered by the Committee and its delegates. The Committee shall have the discretionary powers and authority as are necessary for the proper administration of the Plan, including, but not limited to, the discretionary power and authority to:
(i)	Interpret the Plan and other documents, decide questions and disputes, supply omissions, and resolve inconsistencies and ambiguities arising under the Plan and other documents, which interpretations and decisions shall be final and binding on all claimants; and

(ii)	Make any other determinations that it believes necessary or advisable for the administration of the Plan.
(b)	The Company shall indemnify all of its employees and directors involved in the administration of the Plan against any and all claims, losses, damages, costs and expenses, including reasonable attorney’s fees, incurred by them, and any liability, including any amounts paid in settlement with the Company’s approval (which approval shall not be unreasonably withheld), arising from their action or failure to act in connection with this Plan, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.
4.	Benefit Amount.
     Effective for Restoration Benefits being calculated based on services performed for calendar years beginning on or after January 1, 2007, the Restoration Benefit due to each Eligible Employee for services performed during the preceding calendar year (the “Benefit Year”) shall be the total of:
(a)	The Eligible Employee’s Compensation in excess of the Code Section 401(a)(17) limitation for the Benefit Year times three percent (3%) (the “Base Benefit”); plus

(b)	The product of the Base Benefit times the Investment Factor.
     The amount of the Restoration Benefit due to individuals for the 2005 and 2006 calendar years is the amount that was calculated under the Restoration Benefit formula and provisions that were in effect for those years.
     The Restoration Benefit shall be paid to the Eligible Employee (or in the event of death, to the Eligible Employee’s estate) in a lump sum during the calendar year that follows the Benefit Year giving rise to the Restoration Benefit.

5.	Amendment, Termination and Adjustments.
     The Compensation and Benefits Committee shall have the power to amend or terminate the Plan at any time for any reason, provided that no such action shall have the effect of: (i) reducing or eliminating a Restoration Benefit attributable to the year during which the Plan is amended or terminated; or (ii) changing the provisions of the Plan applicable to any Participant in a manner that would trigger the additional taxes provided under Code Section 409A. Notwithstanding clause (i) of the preceding sentence, the Compensation and Benefits Committee shall have the power to amend this Plan from time to time without the consent of any Participant or other party to the extent that committee deems necessary or appropriate to preserve the intended tax treatment of benefits payable hereunder.
6.	General Provisions.
(a)	Assignment. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities, engagements or torts of any Participant. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

(b)	Unsegregated Funds; Unsecured General Creditor Status Of Participant. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company, and no Participant shall have an interest in, or lien upon, any property of the Company. No party shall be deemed to be a trustee of or with respect to any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person. The payments to a Participant hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No person shall have or acquire any interest in any such assets by virtue of the provisions of the Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company, and no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

(c)	Reservation of Rights. Nothing in the Plan shall be construed to (i) limit in any way the right of the Company to terminate a Participant’s employment with the Company; or (ii) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant at any particular rate of remuneration.

(d)	Withholding and Reporting. To the extent permitted under Code Section 409A and applicable regulations and other guidance thereunder, the Company shall have the right to deduct or withhold from any and all payments made pursuant to the Plan any taxes required by law to be withheld from a Participant or beneficiary with respect to such payments. Any deferred compensation shall be reported annually on IRS Form W-2 or IRS Form 1099 as may be required by law. To the extent permitted under Code Section 409A and applicable regulations and other guidance thereunder, the Committee may accelerate the time of payment of any portion of the Restoration Benefit in order to pay taxes due or required to be withheld in connection with the Restoration Benefit, including but not limited to additional taxes that become due pursuant to Code Section 409A.

(e)	Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(f)	Headings. The headings of sections and paragraphs herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text of the Plan shall control.

(g)	Deferred Compensation. The Company intends that amounts payable to a Participant pursuant to the Plan shall not be included in income for federal, state or local income tax purposes until the benefits are actually paid or delivered to such Participant. Accordingly, this Plan shall be interpreted and administered consistently with the requirements of Code Section 409A, as amended or supplanted from time to time, and current and future guidance thereunder.

(h)	Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on Participants and their respective heirs, executors and legal representatives.

(i)	Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect but shall be interpreted and administered consistently with the requirements of Code Section 409A.

(j)	Applicable Law. The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina to the extent not superseded by federal law.

7.	Adoption and Execution.
     R.H. Donnelley, Inc. has caused this instrument to be signed by its duly authorized representatives this 23rd day of October 2007.

R.H. DONNELLEY CORPORATION

By	/s/ Robert J Bush

Title	SVP, General Counsel and Corporate Secretary

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